Exhibit 23.1

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2025, relating to the consolidated financial statements of Top Wealth Group Holding Limited, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Audit Alliance LLP

Singapore

June 5, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903